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                                                                   EXHIBIT 23(a)


The Board of Directors
Wells Fargo & Company:

We consent to the incorporation by reference in the Registration Statement on
Form S-3 (No. 333-     ) of Wells Fargo & Company of our report dated January
16, 1996 except as to Note 15, which is as of February 27, 1996, incorporated by reference in the Annual Report on Form 10-K of Wells Fargo & Company for the year ended December 31, 1995 and to the reference of our firm under the heading "Experts" in the prospectus.




San Francisco, CA
August 19, 1996